UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 18, 2009

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
16430 North Scottsdale Road, Suite 450, Scottsdale, Arizona 85254-1770

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 18, 2009, the holders of a majority of the shares of common stock, par value $0.001 per share, of Zila, Inc. (“ZILA”) approved and adopted the Agreement and Plan of Merger, dated June 25, 2009, by and among TOLMAR Holding, Inc., a Delaware corporation (“TOLMAR”), Project Z Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”), and ZILA, as amended by the First Amendment to Agreement and Plan of Merger, dated July 28, 2009, by and among TOLMAR, Acquisition Sub and ZILA (together, the “Merger Agreement”). On September 18, 2009, pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into ZILA, with ZILA surviving as a wholly owned subsidiary of TOLMAR (the “Merger”).
     At the effective time and as a result of the Merger, (i) each share of common stock of ZILA outstanding immediately prior to the effective time of the Merger, other than shares held by TOLMAR, Acquisition Sub, or direct or indirect wholly-owned subsidiaries of ZILA, shares owned by ZILA as treasury stock or shares for which holders have perfected appraisal rights under Delaware law, was converted into the right to receive $0.45 in cash, without interest and less any applicable withholding taxes (the “Common Stock Merger Consideration”) and (ii) each share of Series B Convertible Preferred Stock (“Series B Preferred”) other than shares for which holders have perfected appraisal rights under Delaware law, was converted into the right to receive $0.50 in cash, without interest and less any applicable withholding taxes.
     In addition, at the effective time and as a result of the Merger, each outstanding warrant of ZILA with an exercise price of $15.54 per share automatically became a right to receive the Common Stock Merger Consideration in exchange for payment of the exercise price. Additionally, immediately prior to the effective time of the Merger, all outstanding options to purchase common stock under ZILA’s equity incentive plans became immediately vested and exercisable in full. At the effective time of the Merger, each then outstanding option was, by virtue of the Merger, converted into and became a right to receive an amount in cash, without interest and less any applicable withholding taxes, with respect to each share subject thereto, equal to the excess, if any, of the Common Stock Merger Consideration over the per share exercise price of such option, and each such option terminated. Finally, at the effective time and as result of the Merger, the restrictions on the restricted stock issued and outstanding immediately before the effective time lapsed, and such restricted stock was treated as common stock for purposes of receiving the merger consideration. The total amount to be paid to ZILA’s stockholders is approximately $4.6 million.
     Prior to the entry into the Merger Agreement, there were no material relationships between ZILA or its affiliates and TOLMAR and its affiliates. J. Steven Garrett, a member of ZILA’s Board of Directors, is employed by TOLMAR, Inc. as its Vice President of Clinical Development. Due to this relationship, Mr. Garrett completely recused himself from and had no involvement in the process of discussing, considering and negotiating the terms of the proposed Merger (or any other proposed strategic transaction) on behalf of ZILA.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2009 as part of ZILA’s definitive proxy statement and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On September 18, 2009, in connection with the completion of the Merger, ZILA notified Nasdaq that the Merger had been completed and requested that ZILA’s common stock no longer be listed on Nasdaq. ZILA requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), on Form 25 to strike the common stock from listing on Nasdaq and the registration related thereto. ZILA also intends to file a Form 15 with the SEC to deregister the common stock under Section 12(g) of the Exchange Act and to suspend the reporting obligations of ZILA under Sections 13 and 15(d) of the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders.
     At the effective time and as a result of the Merger, holders of ZILA’s common stock and Series B Preferred at the effective time of the Merger ceased to have any rights as stockholders of ZILA (other than their right to receive the merger consideration, as more fully described in Item 2.01 of this Current Report, which information is incorporated herein by reference, or in the case of Dissenting Shares (as defined in the Merger Agreement), the rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) and, accordingly, such holders no longer have any interest in ZILA.
Item 5.01 Changes in Control of Registrant.
     Upon closing of the Merger on September 18, 2009, a change in control of ZILA occurred. Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into ZILA, with ZILA surviving as a wholly owned subsidiary of TOLMAR. The total amount to be paid to ZILA’s stockholders is approximately $4.6 million. The source of such funds was TOLMAR’S working capital.
     Effective as of the closing of the Merger, each director of ZILA and its subsidiaries resigned as a member of ZILA’s or its subsidiaries’ Board of Directors. The directors of Acquisition Sub immediately before the effective time of the Merger became the directors of ZILA.
     ZILA’s definitive proxy statement filed with the SEC on August 18, 2009 contains certain information regarding the security ownership of certain beneficial owners and management of ZILA and is incorporated herein by reference.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2009 as part of ZILA’s definitive proxy statement and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective as of the closing of the Merger, each director of ZILA and its subsidiaries resigned as a member of ZILA’s or its subsidiaries’ Board of Directors. At the effective time of the Merger, the directors of Acquisition Sub immediately prior to the effective time of the Merger became the directors of ZILA, and the officers of Acquisition Sub became the officers of ZILA, in each case, to hold office until the earlier of his or her resignation or removal.
Item 8.01 Other Events.
     On September 18, 2009, ZILA issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Zila, Inc., dated September 18, 2009 and entitled “ZILA Completes Merger with TOLMAR”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2009

ZILA, INC.

/s/	Gary V. Klinefelter

By:	Gary V. Klinefelter
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Zila, Inc., dated September 18, 2009 and entitled “ZILA Completes Merger with TOLMAR”